UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017 (June 14, 2017)

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3800 South Virginia Street, Reno, Nevada 89502
(Address of Principal Executive Offices) (Zip Code)

(775) 335-4600
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This current report on Form 8-K/A (this "Amendment") amends the current report on Form 8-K filed by Monarch Casino & Resort, Inc. (the "Company") with the U.S. Securities and Exchange Commission on June 19, 2017 (the "Original Form 8-K"). The Original Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Stockholders held on June 14, 2017 (the "2017 Annual Meeting"). The purpose of this Amendment is to disclose the Company's  decision regarding the frequency of future stockholder advisory votes to approve the compensation of its named executive officers ("say-on-pay votes"). No other changes are being made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2017 Annual Meeting, 7,415,663 shares voted for one year, 12,273 shares voted for two years, 6,445,040 shares voted for three years, and 2,152,178 shares abstained. The Company's board of directors considered the outcome of this advisory vote and has determined that the Company will hold future say-on-pay votes every year until the next advisory vote on the frequency of say-on-pay votes occurs.  The next advisory vote on the frequency of say-on-pay votes is required to occur no later than the Company's 2023 annual meeting of stockholders.

(1)	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.

Date: September 5, 2017	/s/ Edwin S. Koenig
Edwin S. Koenig Chief Accounting Officer